Exhibit 99.1

The DIRECTV Group Announces First Quarter 2009 Results

DIRECTV U.S. Net Subscriber Additions Up 67% to 460,000

  DIRECTV U.S. Passes 18 Million Subscriber Mark Driven by 22% Increase in Gross Additions and the Lowest Monthly Churn Rate in 10 Years of 1.33%
  DIRECTV Latin America Adds 148,000 Net Subscribers

The DIRECTV Group Increases Revenues 7% to $4.9 Billion and Generates Free Cash Flow of $457 Million

  DIRECTV U.S. Revenues Increase 6% to $4.3 Billion
  DIRECTV Latin America Revenues Up 10% to $598 Million

EL SEGUNDO, Calif.--(BUSINESS WIRE)--May 7, 2009--The DIRECTV Group, Inc. (NASDAQ:DTV) today reported that first quarter 2009 revenues increased 7% to $4.90 billion, operating profit before depreciation and amortization1 (OPBDA) declined 8% to $1.09 billion and operating profit decreased 35% to $424 million compared to last year’s first quarter. The DIRECTV Group reported that first quarter net income attributable to The DIRECTV Group declined 46% to $201 million and earnings per share fell 38% to $0.20 compared with the same period last year.

“The growing momentum that we saw at the end of last year has continued into 2009 reflecting DIRECTV’s brand strength and unparalleled service,” said Chase Carey, president and CEO of The DIRECTV Group, Inc. “Net subscriber additions of 460,000 in the U.S. were the highest in 4 years and were 67% greater than the prior year. DIRECTV’s competitive advantages, which include industry leading HD, interactive, sports and DVR services, were the driving force behind the 22% increase in gross additions to 1.18 million subscribers and the ten-year low monthly churn rate of 1.33%. We’re also pleased that the overall credit quality of these new subscribers remains at our high standards and they continue to have a rich appetite for HD and DVR services.

“We also did a good job managing costs in the quarter particularly in the areas of programming, SAC and upgrade and retention marketing,” Carey said. “However, increased economic and competitive pressures limited our ARPU growth to 0.8% due to more promotional offers given to new and existing customers, as well as lower premium movie, pay-per-view and advertising revenues in the quarter. Although the higher gross additions had an impact on OPBDA and cash flow in the quarter, we believe that these new subscribers in aggregate are highly profitable and will increase cash flows over the long term.”

Carey added, “DIRECTV Latin America also posted solid subscriber results in a slower economic environment as higher gross subscribers drove net additions of 148,000 in the quarter. Monthly churn of 1.86% was higher than the prior year’s quarter primarily due to the increasing popularity of our pre-paid offers in Brazil and Venezuela where our net acquisition cost remains less than $100 per subscriber. With the strong subscriber growth, revenues in the quarter grew 10% to $598 million overcoming a 16% decline in Sky Brazil’s ARPU due to the weaker currency. DIRECTV Latin America’s bottom-line results were also solid as operating profit before depreciation and amortization grew 38% when excluding a $72 million charge related to the exchange of Venezuelan currency to U.S. dollars.”

THE DIRECTV GROUP’S OPERATIONAL REVIEW

The DIRECTV Group	Three Months
Dollars in Millions except Earnings	Ended March 31,
per Common Share	2009	2008
Revenues	$4,901	$4,591
Operating Profit Before Depreciation and Amortization(1)	1,090	1,181
Operating Profit	424	657
Net Income Attributable to The DIRECTV Group	201	371
Basic and Diluted Earnings Per Common Share ($)	0.20	0.32
Capital Expenditures and Cash Flow
Cash Paid for DIRECTV U.S. Subscriber Leased Equipment - Acquisitions, Upgrade and Retention	315	317
Cash Paid for Property, Equipment and Satellites	224	249
Cash Flow Before Interest and Taxes(2)	563	617
Free Cash Flow(3)	457	544

First Quarter Review

The DIRECTV Group’s first quarter revenues of $4.90 billion increased 7% over the same period last year principally due to strong subscriber growth at DIRECTV U.S. and DIRECTV Latin America. Operating profit before depreciation and amortization fell 8% to $1.09 billion and operating profit declined 35% to $424 million primarily due to higher acquisition costs at DIRECTV U.S. related to the increase in gross subscriber additions and higher general and administrative expenses at DIRECTV Latin America primarily due to currency-related transaction charges in Venezuela. Operating profit was also impacted by higher depreciation and amortization principally due to capitalization of customer equipment under the DIRECTV U.S. lease program.

Net income attributable to The DIRECTV Group and earnings per share declined 46% and 38%, respectively, compared with the first quarter of last year primarily due to the lower operating profit and increased interest expense due to higher average debt balances, partially offset by a decline in tax expense principally resulting from lower earnings before tax.

Cash flow before interest and taxes2 declined 9% to $563 million and free cash flow3 declined 16% to $457 million compared to the first quarter 2008 primarily due to the decline in OPBDA, partially offset by decreased capital expenditures driven by lower satellite payments. The quarter also included cash paid for share repurchases of $346 million.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

First Quarter Review

Net subscriber additions of 460,000 increased 67% from last year’s first quarter due to a 22% increase in gross subscriber additions to 1,175,000 and a decline in average monthly churn to 1.33%. The increase in gross additions was mainly due to growth in the direct sales, telco and retail distribution channels due in large part to more competitive customer promotions and higher demand for HD and DVR services. The reduction in churn was principally due to a continued focus on attaining higher quality subscribers and an increase in the number of subscribers with advanced services. DIRECTV U.S. ended the quarter with 18.08 million subscribers, an increase of 6% over the 17.04 million subscribers reported on March 31, 2008.

	Three Months
DIRECTV U.S.	Ended March 31,
Dollars in Millions except ARPU	2009	2008
Revenue	$4,303	$4,049
Average Monthly Revenue per Subscriber (ARPU) ($)	80.35	79.70
Operating Profit Before Depreciation and Amortization(1)	986	1,057
Operating Profit	397	593
Cash Flow Before Interest and Taxes(2)	559	603
Free Cash Flow(3)	500	505
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	1,175	964
Average Monthly Subscriber Churn	1.33%	1.36%
Net Subscriber Additions	460	275
Cumulative Subscribers	18,081	17,035

In the quarter, DIRECTV U.S. revenues increased 6% to $4.30 billion primarily due to the larger subscriber base. ARPU of $80.35 increased 0.8% as programming package price increases as well as higher HD and DVR service fees were mostly offset by more competitive promotions for both new and existing customers, as well as lower pay-per-view, premium movie and advertising revenues.

First quarter 2009 OPBDA declined 7% to $986 million and operating profit declined 33% to $397 million primarily due to higher subscriber acquisition costs related to the increase in gross subscriber additions. Operating profit was also impacted by increased depreciation expense associated with the capitalization of set-top boxes under the lease program.

DIRECTV Latin America Segment

The DIRECTV Group owns approximately 74% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DIRECTV Latin America (DTVLA), had approximately 1.78 million subscribers as of March 31, 2009 bringing the total subscribers in the region to 5.81 million.

First Quarter Review

In the first quarter of 2009, DTVLA’s net subscriber additions were 148,000 compared to 200,000 last year as gross additions were 3% higher at 368,000 and churn increased to 1.86% primarily due to the growth in DTVLA’s pre-paid business, increased competition and a more challenging economic environment. The total number of DIRECTV subscribers in Latin America as of March 31, 2009 increased 16% to 4.03 million compared to 3.48 million as of March 31, 2008.

	Three Months
DIRECTV Latin America	Ended March 31,
Dollars in Millions except ARPU	2009	2008
Revenue	$598	$542
Average Monthly Revenue per Subscriber (ARPU) ($)	50.43	53.52
Operating Profit Before Depreciation and Amortization(1)	119	138
Operating Profit	41	78
Cash Flow Before Interest and Taxes(2)	23	49
Free Cash Flow(3)	(24)	29
Subscriber Data(4) (in 000’s except Churn)
Gross Subscriber Additions	368	359
Average Monthly Subscriber Churn	1.86%	1.57%
Net Subscriber Additions	148	200
Cumulative Subscribers	4,028	3,475

Revenues for DIRECTV Latin America increased 10% to $598 million in the quarter principally due to strong subscriber growth, particularly in Brazil, Venezuela and Argentina. ARPU declined 5.8% to $50.43 primarily due to unfavorable exchange rates in Brazil. DIRECTV Latin America’s first quarter 2009 OPBDA of $119 million was 14% lower than last year’s results and operating profit declined 47% to $41 million primarily due to a $72 million charge in connection with the exchange of Venezuelan currency to U.S. dollars as a result of DTVLA’s ongoing efforts to repatriate cash from Venezuela. Excluding this charge, OPBDA, operating profit and free cash flow would have increased 38%, 45% and 66%, respectively. Also impacting operating profit were higher depreciation expenses mostly due to the increase in set-top boxes deployed related to the higher gross subscriber additions attained over the last year.

CONFERENCE CALL INFORMATION

A live webcast of The DIRECTV Group’s first quarter 2009 earnings call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today May 7, 2009. Access to the earnings call is also available in the United States by dialing (866) 409-1555 and internationally by dialing (913) 312-0400. The confirmation code is 8673094. There will be no telephonic replay of the earnings call as it will be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of The DIRECTV Group’s and DIRECTV Holdings LLC’s Annual Reports on Form 10-K for the year ended December 31, 2008 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions”, and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. Gross and net subscriber additions as well as churn exclude the impact of the migration of approximately 3,000 subscribers in Central America to Sky Mexico in the first quarter of 2009 and 4,000 migrated in the first quarter of 2008. Cumulative subscriber totals include a reduction for the migration of these subscribers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “foresee,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DIRECTV Latin America operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

The DIRECTV Group (NASDAQ:DTV) is a world-leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, the DIRECTV Group provides digital television service to more than 18.0 million customers in the United States and over 5.8 million customers in Latin America.

THE DIRECTV GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in Millions, Except Per Share Amounts) (Unaudited)

	Three Months Ended
	March 31,
	2009	2008

Revenues	$4,901	$4,591

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,025	1,892
Subscriber service expenses	352	306
Broadcast operations expenses	84	90
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	709	583
Upgrade and retention costs	281	260
General and administrative expenses	360	279
Depreciation and amortization expense	666	524
Total operating costs and expenses	4,477	3,934

Operating profit	424	657

Interest income	10	16
Interest expense	(101)	(63)
Other, net	3	3

Income before income taxes	336	613

Income tax expense	(124)	(230)

Net income	212	383

Less: Net income attributable to noncontrolling interest	(11)	(12)

Net income attributable to The DIRECTV Group, Inc.	$201	$371

Basic and diluted earnings attributable to
The DIRECTV Group, Inc. per common share	$0.20	$0.32

Weighted average number of common shares outstanding (in millions)
Basic	1,018	1,148
Diluted	1,021	1,152

THE DIRECTV GROUP, INC. CONSOLIDATED BALANCE SHEETS (Dollars in Millions) (Unaudited)

	March 31,	December 31,
ASSETS	2009	2008
Current assets
Cash and cash equivalents	$2,105	$2,005
Accounts receivable, net of allowances of $58 and $50	1,321	1,423
Inventories	198	192
Deferred income taxes	73	68
Prepaid expenses and other	338	356

Total current assets	4,035	4,044
Satellites, net	2,440	2,476
Property and equipment, net	4,179	4,171
Goodwill	3,760	3,753
Intangible assets, net	1,069	1,172
Investments and other assets	923	923

Total assets	$16,406	$16,539

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,059	$3,115
Unearned subscriber revenues and deferred credits	383	362
Current portion of long-term debt	120	108

Total current liabilities	3,562	3,585
Long-term debt	5,696	5,725
Deferred income taxes	562	524
Other liabilities and deferred credits	1,743	1,749
Commitments and contingencies
Redeemable noncontrolling interest	325	325
Stockholders' equity	4,518	4,631

Total liabilities and stockholders' equity	$16,406	$16,539

THE DIRECTV GROUP, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in Millions) (Unaudited)

	Three Months Ended March 31,
	2009	2008
Cash Flows From Operating Activities
Net income	$212	$383
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	666	524
Amortization of deferred revenues and deferred credits	(18)	(25)
Deferred income taxes	50	58
Other	29	15
Change in other operating assets and liabilities:
Accounts receivable	101	183
Inventories	-	38
Prepaid expenses and other	18	24
Accounts payable and accrued liabilities	(105)	(116)
Unearned subscriber revenue and deferred credits	17	17
Other, net	26	9
Net cash provided by operating activities	996	1,110
Cash Flows From Investing Activities
Cash paid for property and equipment	(522)	(520)
Cash paid for satellites	(17)	(46)
Investment in companies, net of cash acquired	(3)	(13)
Other, net	-	14
Net cash used in investing activities	(542)	(565)
Cash Flows From Financing Activities
Repayment of long-term debt	(18)	(3)
Repayment of other long-term obligations	(28)	(42)
Capital contribution	-	160
Common shares repurchased and retired	(346)	(160)
Stock options exercised	29	35
Excess tax benefit from share-based compensation	9	8
Net cash used in financing activities	(354)	(2)
Net increase in cash and cash equivalents	100	543
Cash and cash equivalents at beginning of the period	2,005	1,083
Cash and cash equivalents at the end of the period	$2,105	$1,626

Supplemental Cash Flow Information
Cash paid for interest	$74	$66
Cash paid for income taxes	42	23

THE DIRECTV GROUP, INC. SELECTED SEGMENT DATA (Dollars in Millions) (Unaudited)

	Three Months Ended
	March 31,
	2009	2008
DIRECTV U.S.
Revenues	$4,303	$4,049
Operating profit before depreciation and amortization (1)	986	1,057
Operating profit before depreciation and amortization margin (1)	22.9%	26.1%
Operating profit	$397	$593
Operating profit margin	9.2%	14.6%
Depreciation and amortization	$589	$464
Capital expenditures	435	469

DIRECTV LATIN AMERICA
Revenues	$598	$542
Operating profit before depreciation and amortization (1)	119	138
Operating profit before depreciation and amortization margin (1)	19.9%	25.5%
Operating profit	$41	$78
Operating profit margin	6.9%	14.4%
Depreciation and amortization	$78	$60
Capital expenditures	103	97

CORPORATE and OTHER
Revenues	$-	$-
Operating loss before depreciation and amortization (1)	(15)	(14)
Operating loss	(14)	(14)
Depreciation and amortization	(1)	-
Capital expenditures	1	-

TOTAL
Revenues	$4,901	$4,591
Operating profit before depreciation and amortization (1)	1,090	1,181
Operating profit before depreciation and amortization margin (1)	22.2%	25.7%
Operating profit	$424	$657
Operating profit margin	8.7%	14.3%
Depreciation and amortization	$666	$524
Capital expenditures	539	566

(1) See footnote 1 above.

DIRECTV HOLDINGS LLC (DIRECTV U.S.) CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in Millions) (Unaudited)

	Three Months Ended
	March 31,
	2009	2008

Revenues	$4,303	$4,049

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	1,808	1,683
Subscriber service expenses	301	274
Broadcast operations expenses	69	61
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	653	530
Upgrade and retention costs	274	255
General and administrative expenses	212	189
Depreciation and amortization expense	589	464
Total operating costs and expenses	3,906	3,456

Operating profit	397	593

Interest income	2	9
Interest expense	(84)	(55)
Other, net	(1)	-

Income before income taxes	314	547

Income tax expense	(117)	(215)

Net income	$197	$332

DIRECTV HOLDINGS LLC (DIRECTV U.S.) CONSOLIDATED BALANCE SHEETS (Dollars in Millions) (Unaudited)

	March 31,	December 31,
ASSETS	2009	2008
Current assets
Cash and cash equivalents	$1,612	$1,149
Accounts receivable, net of allowances of $38 and $32	1,205	1,308
Inventories	189	182
Deferred income taxes	53	46
Prepaid expenses and other	214	261

Total current assets	3,273	2,946
Satellites, net	1,953	1,980
Property and equipment, net	3,319	3,348
Goodwill	3,196	3,189
Intangible assets, net	783	871
Other assets	208	212

Total assets	$12,732	$12,546

LIABILITIES AND OWNER’S EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,535	$2,582
Unearned subscriber revenues and deferred credits	329	316
Current portion of long-term debt	120	108

Total current liabilities	2,984	3,006
Long-term debt	5,696	5,725
Deferred income taxes	435	405
Other liabilities and deferred credits	753	763
Commitments and contingencies
Owner’s equity	2,864	2,647

Total liabilities and owner’s equity	$12,732	$12,546

DIRECTV HOLDINGS LLC (DIRECTV U.S.) CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in Millions) (Unaudited)

	Three Months Ended March 31,
	2009	2008
Cash Flows From Operating Activities
Net income	$197	$332
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	589	464
Amortization of deferred revenues and deferred credits	(18)	(25)
Deferred income taxes	35	26
Other	17	14
Change in other operating assets and liabilities:
Accounts receivable	102	188
Inventories	(1)	37
Prepaid expenses and other	47	1
Accounts payable and accrued liabilities	(64)	(83)
Unearned subscriber revenue and deferred credits	9	9
Other, net	22	11
Net cash provided by operating activities	935	974
Cash Flows From Investing Activities
Cash paid for property and equipment	(103)	(106)
Cash paid for subscriber leased equipment - subscriber acquisitions	(179)	(156)
Cash paid for subscriber leased equipment - upgrade and retention	(136)	(161)
Cash paid for satellites	(17)	(46)
Investment in companies, net of cash acquired	(3)	-
Other	-	4
Net cash used in investing activities	(438)	(465)
Cash Flows From Financing Activities
Repayment of long-term debt	(18)	(3)
Repayment of other long-term obligations	(22)	(40)
Cash dividend to Parent	-	(100)
Excess tax benefit from share-based compensation	6	7
Net cash used in financing activities	(34)	(136)
Net increase in cash and cash equivalents	463	373
Cash and cash equivalents at beginning of the period	1,149	802
Cash and cash equivalents at end of the period	$1,612	$1,175

Supplemental Cash Flow Information
Cash paid for interest	$58	$58
Cash paid for income taxes	3	49

Non-GAAP Financial Measure Reconciliation Schedules (Unaudited)

The DIRECTV Group
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended
	March 31,
	2009	2008
	(Dollars in Millions)

Operating Profit Before Depreciation and Amortization	$1,090	$1,181
Subtract: Depreciation and amortization expense	666	524
Operating Profit	$424	$657

*For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in The DIRECTV Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which is expected to be filed with the SEC in May 2009.

The DIRECTV Group
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2009	2008
	(Dollars in Millions)

Cash Flow Before Interest and Taxes	$563	$617
Adjustments:
Cash paid for interest	(74)	(66)
Interest income	10	16
Income taxes paid	(42)	(23)
Subtotal - Free Cash Flow	457	544
Add Cash Paid For:
Property and equipment	522	520
Satellites	17	46
Net Cash Provided by Operating Activities	$996	$1,110

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2009	2008
	(Dollars in Millions)

Cash Flow Before Interest and Taxes	$23	$49
Adjustments:
Cash paid for interest	(17)	(9)
Interest income	7	5
Income taxes paid	(37)	(16)
Subtotal - Free Cash Flow	(24)	29
Add Cash Paid For:
Property and equipment	103	97
Net Cash Provided by Operating Activities	$79	$126

(2) and (3) - See footnotes above in this earnings release.

DIRECTV HOLDINGS LLC (DIRECTV U.S.) Non-GAAP Financial Measure Reconciliation and SAC Calculation (Unaudited)

Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended
	March 31,
	2009	2008
	(Dollars in Millions)

Operating Profit	$397	$593
Adjustments:
Subscriber acquisition costs (expensed)	653	530
Depreciation and amortization expense	589	464
Cash paid for subscriber leased equipment - upgrade and retention	(136)	(161)
Pre-SAC margin*	$1,503	$1,426
Pre-SAC margin as a percentage of revenue*	34.9%	35.2%

Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2009	2008
	(Dollars in Millions)

Cash Flow Before Interest and Taxes	$559	$603
Adjustments:
Cash paid for interest	(58)	(58)
Interest income	2	9
Income taxes paid	(3)	(49)
Subtotal - Free Cash Flow	500	505
Add Cash Paid For:
Property and equipment	103	106
Subscriber leased equipment - subscriber acquisitions	179	156
Subscriber leased equipment - upgrade and retention	136	161
Satellites	17	46
Net Cash Provided by Operating Activities	$935	$974

(2) and (3) - See footnotes above in this earnings release.

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. The DIRECTV Group and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended
	March 31,
	2009	2008
	(Dollars in Millions, Except SAC Amounts)

Subscriber acquisition costs (expensed)	$653	$530
Cash paid for subscriber leased equipment - subscriber acquisitions	179	156
Total acquisition costs	$832	$686
Gross subscriber additions (000's)	1,175	964
Average subscriber acquisition costs-per subscriber (SAC)	$708	$712

CONTACT:
The DIRECTV Group, Inc.
Media Contact:
Darris Gringeri, 212-725-0882
or
Investor Relations:
310-964-0808